SECOND AMENDED AND RESTATED
ASSIGNMENT AND ASSUMPTION

            THIS SECOND AMENDED AND RESTATED ASSIGNMENT AND ASSUMPTION is dated this 9th day of February, 2006 and is to be effective as of the 31st day of August, 2005 ("Effective Date") by and between BUTTE CREEK BREWING COMPANY, LLC., a California limited liability company ("Assignor"), and GOLDEN WEST BREWING COMPANY, a California corporation ("Assignee") and GOLDEN WEST BREWING COMPANY, INC., a Delaware corporation ("Golden West").

RECITALS

            A.            Golden West, Assignor and Assignee entered into an Assignment and Assumption Agreement dated August 31, 2005 (hereafter collectively referred to as the "Agreement").

            B.            The parties wish to amend and restate the Agreement to accurately reflect the values of the Purchased Liabilities on the Effective Date.

            NOW, THEREFORE, in consideration of the payment to Assignor of an aggregate of $567,400, plus an additional $365,683.65 pursuant to the assumption of certain liabilities described herein, and the issuance to Assignor of an aggregate of 200,000 shares of common stock of Golden West, the receipt and sufficiency whereof are hereby acknowledged, the parties agree as follows:

            1.            Assignee hereby accepts and agrees to assume and pay the specific obligations and liabilities of Assignor related to Assignor's operations and listed on Exhibit A hereto (the "Purchased Liabilities"), including, without limitation, the observance and performance of all obligations required of Assignor under any contract, lease or other executory agreement included within the Assets and accruing on or after the date hereof or otherwise attributable to the period commencing on said date and continuing thereafter so long as such commitments remain in full force and effect.

            2.            Assignor shall continue to be solely and exclusively liable for any obligations and liabilities of Assignor related to the Assets prior to the date hereof and not listed on Exhibit A hereto and expressly assumed by Assignee as a Purchased Liability and agrees to indemnify, defend and hold harmless Assignee and Golden West from any liability therefore, including attorneys fees.

            3.            Assignee agrees to indemnify, defend and hold harmless Assignor, and its affiliates, agents, successors and assigns, from and against any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, costs and expenses of every nature whatsoever, including attorneys fees, which arise from or relate to the Purchased Liabilities on or after the date hereof.

            4.            Assignor, for itself, its successors and assigns, hereby agrees to execute and deliver to Assignee any and all further documents of conveyance, agreements, assignments, transfers or other undertakings which Assignee may request and which may be necessary to effect and consummate the conveyances herewith contained and the agreements and undertakings more fully set forth herein.

            5.            This Amended and Restated Assignment and Assumption Agreement shall be binding upon the parties hereto, their successors and assigns.

            IN WITNESS WHEREOF, the parties have signed this Amended and Restated Assignment and Assumption Agreement the date and year first above written.
ASSIGNOR:	BUTTE CREEK BREWING COMPANY, LLC., a California limited liability company

By:/s/ Thomas Atmore Thomas Atmore, Managing Member

ASSIGNEE:	GOLDEN WEST BREWING COMPANY a California corporation

By:/s/ John C. Power John C. Power, President

GOLDEN WEST BREWING COMPANY, INC., a Delaware corporation

By:/s/ John C. Power John C. Power, President

AMENDED AND RESTATED
ASSIGNMENT AND ASSUMPTION AGREEMENT
between
BUTTE CREEK BREWING COMPANY, LLC,
GOLDEN WEST BREWING COMPANY, INC.
and its wholly-owned subsidiary,
GOLDEN WEST BREWING COMPANY

EXHIBIT A
PURCHASED LIABILITIES

Accounts Payable (schedule attached)	$108,548.78
Accrued Payroll (paid on 9/5/05)	11,220.85
Accrued Interest on Related Party Loans	6,131.37
American Express Optima Account	3,398.14
Capital One Credit Card ending in #6198	6,178.22
Capital One Credit Card ending in #8847	2,408.74
CitiBusiness Platinum Account	4,767.25
MBNA American - VISA Acct ending in #1869	10,578.47
MBNA American - Business Line	12,560.58
Wells Fargo Business Line	25,050.05
CRV Collected due to the Dept. of Conservation	18,729.47
Excise Taxes Payable to TTB and CA State BOE	38,714.70
Payroll Taxes due to IRS and CA EDD	41,008.86
Rent Payable to BRK Properties, LLC	17,950.00
Butte County Tangible Property Taxes Due	14,869.98
Keg Deposits Collected and Due to Customers	2,445.00
Sales Tax Collected and Due to CA BOE	1,561.83
State Franchise Taxes Payable to CA FTB	6,600.00
Estimated CA-OSHA Fines Payable	13,000.00
Worker's Compensation Payable to State Fund	1,664.03
Employee Garnishments Payable	63.15
Note Payable to Richard Atmore, Jr.	10,098.00
Note Payable to Bruce Detweiller	8,136.18

Total Purchased Liabilities	$365,683.65